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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 ____________

                                  FORM 8-A/A

                                Amendment No. 2

                                 ____________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                         BARRETT RESOURCES CORPORATION

            (Exact name of registrant as specified in its charter)

               Delaware                                           84-0832476
----------------------------------------             ------------------------------------
(State of incorporation or organization)             (I.R.S. Employer Identification No.)

1515 Arapahoe Street, Tower 3, Suite
1000, Denver, Colorado                                                80202
------------------------------------------           ------------------------------------
(Address of principal executive offices)                           (Zip Code)

If this Form relates to the registration of          If this Form relates to the registration
a class of debt securities and is effective          of a class of debt securities and is to
upon filing pursuant to general Instruction          become effective simultaneously with the
A(c)(1) please check the following box. [_]          effectiveness of a concurrent registration
                                                     statement under the Securities Act of 1933
                                                     pursuant to General Instruction A(c)(2)
                                                     please check the following box. [_]
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Securities to be registered pursuant to Section 12(g) of the Act:

                                                Name Of Each Exchange On Which
Title Of Each Class To Be So Registered         Each Class Is To Be Registered
---------------------------------------         ------------------------------
Preferred Stock Purchase Rights                 New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          Reference is hereby made to the Form 8-A of Barrett Resources
Corporation, a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission on August 8, 1997, and amended as of March
18, 1999, and such Form 8-A, as amended, is hereby incorporated by reference herein.

          The Registrant executed the Second Amendment (the "Amendment"), dated as of May 7, 2001, to the Rights Agreement, dated as of August 5, 1997, as amended as of February 25, 1999 (the "Rights Agreement"), between the Registrant and BankBoston, N.A., as Rights Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights
Agreement.

          As more fully set forth in the Amendment, the Amendment renders the Rights Agreement inapplicable with respect to the transactions contemplated by the Agreement and Plan of Merger, dated as of May 7, 2001, between the Registrant, The Williams Companies, Inc. and Resources Acquisition Corp.

          A copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.  Exhibits.
         --------

1.   Second Amendment to Rights Agreement, dated as of May 7, 2001, between
     Barrett Resources Corporation and BankBoston, N.A., as Rights Agent.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                            BARRETT RESOURCES CORPORATION

Dated:  May 7, 2001         By: /s/ Eugene A. Lang, Jr.
                               ------------------------------------------------
                               Eugene A. Lang, Jr.
                               Executive Vice President, General Counsel
                               and Secretary

                                       3
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                                 EXHIBIT INDEX

         1. Second Amendment to Rights Agreement, dated as of May 7, 2001, between Barrett Resources Corporation and BankBoston, N.A., as
             Rights Agent.

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